SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant  |X|

Filed by the Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

                         GREENE COUNTY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  $125 per Exchange Act Rules  O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     2.   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     4.   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     5.   Total fee Paid:
          ______________________________________________________________________

     Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:____________________________________________________
2.   Form, Schedule or Registration Statement No.:______________________________
3.   Filing Party:______________________________________________________________
4.   Date Filed:________________________________________________________________

               [LETTERHEAD OF GREENE COUNTY BANCSHARES GOES HERE]







                                  April 8, 2002




Dear Shareholder:

     We invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Wednesday, April 24, 2002 at 11:00 a.m., local time.

     The Annual Meeting has been called for the election of directors and for consideration of adoption of an amendment to the Company's Amended and Restated Charter as set forth herein. Enclosed is a proxy statement, a proxy card and the Company's Annual Report to Shareholders for the 2001 fiscal year. Directors and officers of the Company as well as representatives of Crowe, Chizek and Company LLP, the Company's independent auditors for the 2001 fiscal year, will be present to respond to any questions shareholders may have.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     Thank you for your cooperation and your continuing support.

                                   Sincerely,



                                   R. Stan Puckett
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2002
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") will be held on Wednesday, April 24, 2002 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

     (1)  to elect three directors of the Company;

     (2) to amend the Company's Amended and Restated Charter to decrease the par value of the Common Stock to $2.00 per share; and

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by
original  or  later   adjournments,   the  Annual   Meeting  may  be  adjourned.
Shareholders of record at the close of business on March 29, 2002 will be entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            Davis Stroud
                                            Secretary

Greeneville, Tennessee
April 8, 2002

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT

                                       OF

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743
                                 (423) 639-5111
                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 2002

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished to shareholders of Greene County Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, April 24, 2002 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to shareholders on or about April 8, 2002.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR ELECTION OF THREE NOMINEES AS DIRECTORS OF THE COMPANY AND (II) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CHARTER TO DECREASE THE PAR VALUE OF THE COMMON STOCK TO $2.00 PER SHARE. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, and with respect to any other matter presented to the Annual Meeting if such notice has not been properly delivered to the Company in advance in accordance with the Company's Bylaws. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting.

     Shareholders who execute proxies may revoke them at any time prior to their exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence of a shareholder at the Annual Meeting will not, by itself, automatically revoke such shareholder's proxy.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

     The securities that may be voted at the Annual Meeting consist of shares of the Company's common stock (the "Common Stock"). Each share entitles its owner to one vote on each matter presented at the Annual Meeting. Persons who held shares of Common Stock on March 29, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding as of the Record Date was 6,818,890.

--------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the Record Date.

         Name and Address of        Amount and Nature of      Percent of Common
           Beneficial Owner       Beneficial Ownership (a)    Stock Outstanding
  ------------------------------- ------------------------ ---------------------

  Phil M. Bachman
  1330 E. Allen Bridge Road               710,150(b)               10.41%
  Greeneville, Tennessee   37743

-------------------
(a) For purposes of this table, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of the Record Date.
(b) Includes 26,440 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 10.03%.

     The following table sets forth, as of the Record Date, certain information known to the Company as to Common Stock beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                    Amount and Nature of         Percent of Common
 Name and Position                               Beneficial Ownership (a)(b)     Stock Outstanding
 ---------------------------------------------- ------------------------------ ----------------------
 Ralph T. Brown, Director                            89,300                              1.31%
 R. Stan Puckett, Chairman of the Board,
      President and Chief Executive Officer         113,500(c)                           1.65%
 Davis Stroud, Secretary and Director                 5,910                               *
 Phil M. Bachman, Director                          710,150(d)                          10.41%
 Terry Leonard, Director                             55,830                               *
 James A. Emory, Director                            50,090                               *
 W.T. Daniels, Director                               7,500                               *
 Charles S. Brooks, Director                            450                               *
 Jerald K. Jaynes, Director                           8,650                               *
 H.J. Moser, III, Director                           10,500                               *
 Bruce Campbell, Director                             4,850                               *
 Charles H. Whitfield, Jr., Director                  3,355                               *
 William F. Richmond, Senior Vice
      President and Chief Financial Officer           6,402(e)                            *

 All  directors  and  executive  officers as a
 group (13 persons)                               1,066,487                             15.50%

                                                   (Footnotes on following page)

-----------------------
* Less than 1% of the outstanding Common Stock.
(a) For the definition of "beneficial ownership," see Note (a) to the above table.
(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares of Common Stock subject to outstanding options which are exercisable within 60 days of the Record Date.
(c) Includes options to acquire 54,000 shares of Common Stock currently exercisable by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $12.64 per share).
(d) Includes 26,440 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 10.03%.
(e) Includes options to acquire 6,402 shares of Common Stock currently exercisable by Mr. Richmond at an exercise price equal to the estimated fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $21.28).

--------------------------------------------------------------------------------
                       PROPOSAL 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of 12 members, 11 of whom are listed in the table below, and Ralph Brown, who will retire at the Annual Meeting. The Board of Directors has unanimously approved a reduction in the size of the Board of Directors to 11 members effective upon the retirement of Dr. Brown. The Company's Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Board of Directors, acting in its capacity as a nominating committee, has nominated for election as directors, Bruce Campbell, Jerald K. Jaynes, and R. Stan Puckett, each of whom are currently members of the Board, to serve until his respective successor is elected and qualified. Under Tennessee law, directors are elected by a plurality of the votes cast at an election.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve or for good cause will not serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, in its discretion, reduce its size to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable or unwilling to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED BELOW.

     The following table sets forth certain information with respect to each of the Company's current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. Each of the Company's directors also currently serves as a director of Greene County Bank (the "Bank"), the wholly owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

                                                 Director        Current Term to    Previous Five-Years Business
Name                                Age(a)       Since (b)           Expire         Experience
----                                ------       ---------           ------         ----------

                    BOARD NOMINEE FOR TERM TO EXPIRE IN 2005
Bruce Campbell                       50            2000               2002         President  and Chief  Operating  Officer,
                                                                                   Forward Air Corporation (transportation)
Jerald K. Jaynes                     64            1992               2002         Retired;  former  President & CEO,  Unaka
                                                                                   Co. Inc. (manufacturing)
R. Stan Puckett                      45            1989               2002         Chairman  of the  Board,  President  and
                                                                                   Chief  Executive  Officer of the Company
                                                                                   and the Bank

                         DIRECTORS CONTINUING IN OFFICE


Charles S. Brooks                    63            1990              2003         Chairman   of   the   Board,   McInturff,
                                                                                  Milligan & Brooks (insurance agency)
W.T. Daniels                         57            1987              2003         Property management
H.J. Moser, III                      54            1999              2003         President,  Tennessee  Valley  Resources,
                                                                                  Inc. (limestone and sand distributor)
Davis Stroud                         68            1989              2003         Secretary  of the  Company  and the Bank;
                                                                                  Retired;  former Executive Vice President
                                                                                  of the Company and the Bank
Charles H. Whitfield, Jr.            43            2000              2003         President  and Chief  Executive  Officer,
                                                                                  Laughlin  Memorial   Hospital   (hospital
                                                                                  management)
Phil M. Bachman                      64            1968              2004          President, Bachman-Bernard Motors
                                                                                   (automobile dealership)
Ralph T. Brown(c)                    69            1979              2004          Dentist; retired 1996
James A. Emory                       68            1983              2004          Retired; former President,  J.A.E. Foods,
                                                                                   Inc. (restaurant management)
Terry Leonard                        63            1975              2004          Owner/Operator, Leonard & Associates
                                                                                   (manufacturing)

-----------------------
(a)  As of December 31, 2001.
(b) Indicates year that director first served as a director of either the Company or the Bank.
(c)  Dr. Brown will retire from the Board effective at the Annual Meeting.

--------------------------------------------------------------------------------
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Company conducts its business through meetings of the Board of Directors. There are no standing committees of the Board of Directors of the Company. The business of the Bank is conducted through its Board of Directors, which met 14 times in 2001, 12 of which were regular meetings and two were specially called meetings. Each member of the Board of Directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served, with the exception of Mr. Campbell, who attended 67% of the aggregate of such meetings.

     The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company in accordance with the Company's Amended and Restated Charter. During 2001, the Board of Directors met once in its capacity as a nominating committee.

     The Audit Committee of the Bank also serves as the audit committee for the Company. The Audit Committee of the Bank consists of Messrs. Jaynes, Leonard, Brown and Stroud. Each of the directors who serve on the Audit Committee are "independent" of the Company, as the term "independent" is defined under Rule 4200 of the listing standards of the National Association of Security Dealers, Inc. For 2002, the Chairman of the Audit Committee will be Mr. Jaynes. This committee meets at least quarterly to (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting controls. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was provided as an attachment to last year's Proxy Statement. This committee met six times during 2001 in its capacity as the Audit Committee for the Company. A copy of the Audit Committee Report is attached as Appendix A.

     The Bank's Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Messrs. Bachman, Leonard, Daniels, Brown, Brooks and Campbell. It meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend changes to the respective Boards of Directors. The Compensation Committee met once during 2001.

--------------------------------------------------------------------------------
DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Directors of the Company are compensated in their capacity as such at $400 for each quarterly meeting of the Company's Board of Directors. During 2001, the Company's Board of Directors met three times.

     Directors of the Company are also directors of the Bank and are compensated by the Bank in their capacity as directors of the Bank. Directors of the Bank receive $400 for each regular monthly Board meeting attended, plus payment of such fee for up to two absences during a year, and $400 for each specially called meeting attended. Each Bank director also receives an annual retainer fee of $6,000, paid in equal quarterly amounts. Members of the Executive Committee of the Bank's Board of Directors also receive $435 for each twice-monthly meeting of the Committee attended, and the two permanent members of the Committee receive an annual retainer of $1,500. Members of the Bank's Audit Committee received $200 for each quarterly meeting. Compensation for all other committee meetings is $200.

     The Bank maintains a deferred compensation plan (the "Plan") pursuant to which directors may elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. The agreements also provide for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to participating directors for purposes of the Plan.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION AND OTHER BENEFITS
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the other executive officers of the Company. No other officer of the Bank serves as an executive officer of the Company.

                                                                                 Long-Term Compensation
                                                                        ----------------------------------------
                                         Annual Compensation                       Awards               Payouts
                                 ------------------------------------   ----------------------------    -------
                                                                        Restricted    Securities
Name and Principal                                     Other Annual       Stock       Underlying         LTIP        All Other
     Position            Year    Salary    Bonus(a)   Compensation(b)    Award(s)   Options/SARs(#)(f)   Payouts   Compensation (c)
     --------            ----    ------    --------   ---------------    --------   ------------------   -------   ----------------
R. Stan Puckett,         2001    $200,000   $66,500                                      9,000(d)                     $23,275
   Chairman of the       2000     200,000    35,300          --             --           9,000(d)         --           38,192
   Board, President      1999     190,000    69,500          --             --           9,000(d)         --           38,550
   and Chief Executive
   Officer of the
   Company and
   the Bank

William F. Richmond,     2001   $ 94,718    $31,500                                      2,579(e)                    $  5,683
   Senior Vice           2000     92,788     11,300          --             --           2,450(e)         --           13,918
   President and Chief   1999     88,900     21,500          --             --           2,450(e)         --           13,335
   Financial Officer
   of the Company
   and the Bank

----------------------------
(a) Bonus amounts reflect amounts earned during the stated fiscal year, even if paid in the subsequent fiscal year. All amounts have been restated to reflect this presentation.
(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 2001, 2000 and 1999 received by the named executive officers did not exceed 10% of the respective executive's annual salary and bonus.
(c) Reflects contributions by the Company to its retirement plans for the benefit of each named officer and payments of directors' fees to Mr. Puckett. Directors' fees paid to Mr. Puckett were $13,075 for 2001, $12,692 for 2000 and $14,550 for 1999. Contributions to retirement plans made by the Company on behalf of Messrs. Puckett and Richmond for the years 2001, 2000 and 1999 are as follows: $10,200 in 2001, $25,500 in 2000 and $24,000 in 1999 for Mr. Puckett; and $5,683, $13,918 and $13,335, respectively, for Mr. Richmond. A portion of directors' fees paid to Mr. Puckett is deferred pursuant to agreements entered into individually with an insurance company.
(d) Mr. Puckett is granted options each year to purchase 9,000 shares of Common Stock with an exercise price equal to 150% of the Common Stock's book value at the time of grant and with a term of 10 years. Such options are granted pursuant to a 1989 stock option plan adopted by the Company and as to which Mr. Puckett is the sole participant.
(e) Granted pursuant to the Company's 1995 Stock Option Plan as to which options are granted with an exercise price equal to fair market value at date of grant and are exercisable for ten years from date of grant.
(f)  Restated for the 5-for-1 stock split effected in May, 2001.

     OPTION GRANTS IN FISCAL YEAR 2001. The following table contains information concerning the grant of stock options to Mr. Puckett under a 1989 stock option plan and to Mr. Richmond under the 1995 Stock Option Plan. Neither plan provides for the grant of stock appreciation rights.

                           Number of                Percent of
                           Securities             Total Options
                           Underlying               Granted to       Exercise
                           Options Granted         Employees in      Price(c)                          Grant Date
          Name             Number of Shares(c)     Fiscal Year    ($ per share)   Expiration Date     Present Value
          ----             ----------------        -----------    -------------   ---------------     -------------
R. Stan Puckett                9,000(a)               17.62%          15.09            12/11             $32,220(b)
William F. Richmond            2,579                   5.05%          16.00            12/11               8,407(b)

                                                   (Footnotes on following page)

-----------------------------------
(a) Options are granted with an exercise price equal to 150% of the book value of the underlying stock on the date of grant.
(b) Represents the present value of the option at the date of grant as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized: (i) the current market price of the underlying Common Stock at the date of grant was $16.00; (ii) the continuously compounded risk-free rate of return expressed on an annual basis was 5.17%; (iii) the risk of the underlying Common Stock, measured by the standard deviation of the continuously compounded annual rate of return of the Common Stock, was 20.14%; and (iv) dividends on the underlying Common Stock increased at an annual rate of 2.5%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.
(c)  Restated for the 5-for-1 stock split effected in May, 2001.

     AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

                                                                  Number of Securities
                                                                 Underlying Unexercised          Value of Unexercised
                                                               Options at Fiscal Year-End      in-the-Money Options at
                         Shares Acquired         Value          Exercisable/Unexercisable       Fiscal Year-End (a)(b)
           Name          on Exercise (#)      Realized ($)        (Number of Shares)(b)       Exercisable/Unexercisable
           ----          ---------------      ------------        ---------------------       -------------------------
R. Stan Puckett                --                  --                   54,000/--                    $181,440/--
William F. Richmond            --                  --                    6,402/7,287                 $  3,382/--

-----------------------
(a) Represents the difference between fair market value of underlying Common Stock at year-end (based on the most recent sales price known to management) and the exercise price. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the Option and out-of-the-money if the exercise price of unexercisable options exceeds current fair market value.
(b)  Restated for the 5-for-1 stock split effected in May, 2001.

     RETIREMENT PLANS. The Company maintains a contributory profit sharing plan ("PSP") covering certain employees with more than one year of service. The Company contributes a discretionary and immediately vested 3% of compensation, excluding bonuses and overtime, to the PSP. In addition, the Company contributes an additional discretionary 3% of compensation, excluding bonuses and overtime, which vests after two years of employment. The latter 3% discretionary contribution excludes employees of the Bank's subsidiaries. The PSP allowed employees to contribute between 3% to 10% of their compensation in 2001.
Beginning in 2002, the PSP allows employees to contribute up to 20% of their compensation.

     Contributions in the amount of $10,200 and $5,683 were made for the accounts of Messrs. Puckett and Richmond, respectively, under the PSP in 2001. Mr. Puckett and Mr. Richmond are fully vested under the PSP.

     EMPLOYMENT CONTRACTS. The Company entered into an employment agreement with Mr. Puckett effective January 23, 1996, without any specified term, to serve as President and Chief Executive Officer of the Company. The agreement, which is terminable by either party at any time, provides for a base salary plus directors' fees, life insurance, participation in benefit plans and other fringe benefits. If Mr. Puckett's employment is not continued by mutual agreement following a merger or acquisition involving the Company, Mr. Puckett shall be entitled to a payment equal to two years' compensation (defined to include his base salary plus fringe benefits and the value of his stock options). The payment that would be made to Mr. Puckett, assuming his termination of employment under the foregoing circumstances at December 31, 2001, would have been approximately $583,600. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

--------------------------------------------------------------------------------
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     Decisions on compensation of the Company's Chief Executive Officer are made by a seven-member Compensation Committee of the Board of Directors of the Bank. Each member of the Compensation Committee is a non-employee director and is appointed annually.

     The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and, based upon the recommendation of the Chief Executive Officer, all other employees. The Committee is further responsible for administering all aspects of the Company's executive compensation program. Executive compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, and the Committee also considers general economic conditions and other external factors.

     Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the executive. Compensation paid during 2001 to executive officers consisted of base salary, bonus, stock options and contributions paid with respect to the Company's retirement plans. It is the philosophy of the Compensation Committee that stock options should be awarded to the key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees. For 2001, based on the factors discussed above and a review by the Committee, Mr. Puckett did not receive any increase in his base pay, and Mr. Richmond received a 2.1% increase in his base pay. Payments to the Company's retirement plan are made to certain employees on a non-discriminatory basis.

     Mr. Puckett receives a bonus award based upon return on average equity and return on average assets of the Bank, as well as overall performance reviews. Mr. Richmond receives a bonus award based upon the discretion of the President and Chief Executive Officer of the Company. The bonus awarded to Messrs. Puckett and Richmond in 2001 totaled 33.3% and 33.3%, respectively, of their base salaries for 2001.

     The Committee believes that Mr. Puckett's total compensation for 2001 appropriately reflected his contribution to the Company's financial results. The Committee believes that the Company's overall performance was indicative of a well-managed company during a challenging business climate.

COMPENSATION COMMITTEE

         Terry Leonard, Chairman
         Philip M. Bachman, Jr.
         Ralph Brown
         Charles Brooks
         W.T. Daniels
         Bruce Campbell


April 8, 2002

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

     The Compensation Committee consists of Messrs. Leonard, Bachman, Brown, Brooks, Daniels and Campbell.

     Except as described below with respect to Director Brooks, no member of the Compensation Committee of the Board of Directors of the Company was (a) either
(i) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2001, (ii) a former officer of the Company or any of its subsidiaries, or (iii) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries that (b) engaged in transactions with the Company or any subsidiary involving more than $60,000 during the fiscal year ended December 31, 2001.

     The Company purchases insurance coverage from McInturff, Milligan and Brooks of which Mr. Brooks is Chairman of the Board. During 2001, premiums totaling $143,446 were paid by the Company to McInturff, Milligan and Brooks. Management believes the fees paid are fair and reasonable and do not exceed those premiums that would be paid to a third party firm.

--------------------------------------------------------------------------------
CUMULATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with (1) the Standard & Poor's Bank Composite Index and (2) the Standard & Poor's Major Regional Bank Index. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1996 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1996 in the Common Stock and also in the securities included in the indices used for comparison purposes. There is no established public trading market in which shares of the Common Stock are regularly traded, nor are there any uniformly quoted prices for the shares of Common Stock.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDICES

                        AT DECEMBER 31, 1996 THROUGH 2001

                 [GRAPH SHOWING CUMULATIVE SHAREHOLDER RETURN]

                                                                                  PERIOD ENDING
------------------------------------------------------------------------------------------------------------------------------
   Index                                                 1996        1997        1998        1999        2000        2001
------------------------------------------------------------------------------------------------------------------------------
Greene County Bancshares, Inc.                          100.00      142.70      167.47      222.54      241.61      124.08
Standard & Poor's Bank Composite Index                  100.00      141.06      147.02      124.57      142.38      138.90
Standard & Poor's Major Regional Bank Index             100.00      146.76      158.72      132.91      165.39      150.14

--------------------------------------------------------------------------------
CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

--------------------------------------------------------------------------------
               PROPOSAL 2 - DECREASE IN PAR VALUE OF COMMON STOCK
--------------------------------------------------------------------------------

GENERAL

     The Company's Amended and Restated Charter (the "Charter") currently designates the par value of Common Stock at ten dollars ($10.00) per share. The par value may only be changed by an amendment to the Charter. Under Tennessee law, an amendment to the Charter must be approved by the Company's shareholders.

PROPOSED AMENDMENT

     The proposed amendment to the Charter would decrease the par value of Common Stock from ten dollars ($10.00) per share to two dollars ($2.00) per share. The amendment would not affect the rights and privileges otherwise available to current holders of shares of Common Stock.

CONSIDERATIONS IN SUPPORT OF THE AMENDMENT

     The primary purpose of the decrease in the par value is to permit the Company additional flexibility for future stock splits. A reduced par value will also be more comparable to the par value of common stock of other bank holding companies, including those within the Company's market area. The Board of Directors believes that a decrease in the par value of Common Stock to $2.00 per share is in the best interests of the shareholders by providing the Company with greater flexibility for future stock splits and meeting other corporate needs that may arise. THIS CHANGE WILL NOT DECREASE THE BOOK VALUE OR MARKET VALUE OF YOUR SHARES OR CHANGE ANY OF YOUR RIGHTS AND PRIVILEGES AS A SHAREHOLDER OF THE COMPANY.

VOTE REQUIRED

     THE BOARD OF DIRECTORS HAS APPROVED ADOPTION OF THIS PROPOSAL AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL VOTES REPRESENTED AND ENTITLED TO BE CAST AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT.

     ALTHOUGH THE COMPANY BELIEVES THAT THE MATERIAL PROVISIONS OF THE AMENDMENT TO THE CHARTER ARE SET FORTH ABOVE, REFERENCE SHOULD BE MADE TO THE TEXT OF THE AMENDMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B.

--------------------------------------------------------------------------------
             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during and with respect to the year ended December 31, 2001, all such filing requirements were timely satisfied except as to a late-filed Form 4 by Director Whitfield relating to a gift of stock.

--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Company entered into a three-year agreement in 2000 with the certified public accounting firm of Crowe, Chizek and Company LLP to serve as independent auditors for the Company, beginning with the fiscal year ended December 31, 2000. Crowe, Chizek and Company LLP served as the Company's independent auditors for the year ended December 31, 2001.

     On October 18, 2000, PricewaterhouseCoopers LLP was dismissed as the principal accountants of the Company and Crowe, Chizek and Company LLP was engaged as its principal accountants. The decision to change accountants was approved by the Audit Committee. The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of the two most recent fiscal years ended December 31, 1999 and 1998, and the subsequent interim period through October 18, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

     A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

     During the year ended December 31, 2001, the Company incurred the following principal independent auditor fees:

         Audit Fees(a):                                       $88,450

         Financial Information Systems Design
            and Implementation Fees:                          $    -0-

         All Other Fees:                                      $  9,300(b)

         -----------------------------
         (a) Includes fees related to annual report on Form 10-K and quarterly reports on Form 10-Q.

         (b) Fees incurred were for accounting matters. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Crowe, Chizek and Company LLP.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     If a shareholder wishes to have a proposal included in the Company's proxy statement for the Company's 2003 Annual Meeting of Shareholders, that proposal must be received by the Company at its executive offices in Greeneville, Tennessee by December 12, 2002. If the Company is not notified of a shareholder proposal by March 15, 2003, then the Company may have the discretion to vote the proxies received for the Annual Meeting of Shareholders against such shareholder proposal, even though such proposal is not discussed in the proxy statement. Shareholder proposals should be addressed to Secretary, Greene County Bancshares, Inc., 100 North Main Street, Greeneville, Tennessee 37743. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the Company's 2003 Annual Meeting of Shareholders any shareholder proposal that does not satisfy the requirements for inclusion as established by the Securities and Exchange Commission at the time of receipt.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone number without additional compensation.

     The Company's 2001 Annual Report to Shareholders (the "Annual Report"), including financial statements, has been mailed to all persons who were shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Davis Stroud
                                       Secretary

Greeneville, Tennessee
April 8, 2002

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREENE COUNTY BANCSHARES, INC., 100 NORTH MAIN STREET, GREENEVILLE, TENNESSEE 37743 OR BY CALLING (423) 639-5111.
--------------------------------------------------------------------------------

                                                                      APPENDIX A

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company has appointed an Audit Committee, consisting of four directors, which assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those matters described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee held six meetings during 2001.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

February 19, 2002                                  Jerald K. Jaynes, Chair
                                                   Terry Leonard, Member
                                                   Ralph T. Brown, Member
                                                   Davis Stroud, Member

                                                                      APPENDIX B

SECTION 6(B) OF THE COMPANY'S AMENDED AND RESTATED CHARTER WILL BE DELETED IN ITS ENTIRETY AND SUBSTITUTED AS FOLLOWS:

          Fifteen Million (15,000,000) shares of Common Stock, with a par value of Two Dollars ($2.00) per share.

                         GREENE COUNTY BANCSHARES, INC.
                              100 NORTH MAIN STREET
                          GREENEVILLE, TENNESSEE 37743

                     REVOCABLE PROXY FOR THE ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 24, 2002

     The undersigned hereby constitutes and appoints Davis Stroud and William F. Richmond, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Wednesday, April 24, 2002 at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED (I) FOR THE ELECTION OF DIRECTORS, (II) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CHARTER TO DECREASE THE PAR VALUE OF THE COMMON STOCK TO $2.00 PER SHARE AND,(III) AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

     1. The Election of Directors: Bruce Campbell, Jerald K. Jaynes and R. Stan Puckett

     |_|  FOR all nominees listed above               |_|  WITHHOLD AUTHORITY to
          (except as marked to the contrary below).        vote for all nominees
                                                           listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

     2. Amendment to the Company's Amended and Restated Charter to decrease the par value of the Common Stock to $2.00 per share.

         FOR                       AGAINST                   ABSTAIN

         |_|                         |_|                        |_|

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

--------------------------------------------------------------------------------

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2001, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

Date:
       ----------------------------------------------

Signature:
            -----------------------------------------

Signature:
            -----------------------------------------



PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.